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                                                                     EXHIBIT 5.2

                    [Letterhead of Willkie Farr & Gallagher]

July 19, 1999

Globalstar, L.P.
Globalstar Capital Corporation
3200 Zanker Road
San Jose, California 95134

Re: Globalstar Telecommunications Limited
    Globalstar, L.P.
    Globalstar Capital Corporation
    Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel for Globalstar, L.P., a Delaware limited partnership ("Globalstar"), and Globalstar Capital Corporation, a Delaware corporation ("Globalstar Capital" and together with Globalstar, the "Issuers"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the Issuers' debt securities (collectively the "Debt Securities"), together with common stock, preferred stock and warrants to purchase such common stock and preferred stock (the "Equity Warrants") which may be issued by Globalstar Telecommunications Limited, a Bermuda corporation.

     The Debt Securities may be issued from time to time by the Issuers after the Form S-3 registration statement to which this opinion is an exhibit (the "Registration Statement") becomes effective. The terms used herein, unless otherwise defined, have the meanings assigned to them in the Registration Statement.

     We have examined and reviewed a copy of the Registration Statement and such documents as we have considered necessary for purposes of this opinion, including (i) the form of indenture (the "Senior Indenture") between the Issuers and The Bank of New York, as trustee, (ii) the form of indenture (the "Subordinated Indenture") between the Company and The Bank of New York, as trustee, (iii) the form of indenture (the "Secured Indenture") between the Company and The Bank of New York, as trustee and (iv) such other documents, certificates and records as we have deemed necessary in connection with the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to
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us as originals and the conformity to authentic originals of all documents submitted to us as certified copies or photocopies. In rendering the opinions expressed below, we have relied on factual representations by Issuers' officials and statements of fact contained in the documents we have examined.

     Based on the foregoing and subject to the qualifications and assumptions set forth below, we are of the opinion that:

          1. Globalstar has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware.

          2. Globalstar Capital has been duly formed and is validly existing as a corporation under the laws of the State of Delaware.

          3. Upon the taking of appropriate corporate and partnership action by the Issuers; the effectiveness of the Registration Statement under the Act; the qualification of the Senior Indenture, the Subordinated Indenture or the Secured Indenture, as the case may be, under the Trust Indenture Act of 1939, the compliance with the "blue sky" laws of certain states, the due execution and delivery by the parties thereto of the Senior Indenture, the Subordinated Indenture, the Secured Indenture, and each amendment of or supplement to the Senior Indenture, the Subordinated Indenture, or the Secured Indenture, as the case may be (each such Indenture, as so amended or supplemented, being referred to as an "Indenture," and the trustee under any Indenture being referred to as a "Trustee"), assuming that the relevant Indenture is consistent with the form thereof filed as an exhibit to the Registration Statement, the Debt Securities will be duly and validly authorized and, when the Debt Securities are duly executed by the Issuers, authenticated by the relevant Trustee and sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the Prospectus included therein and the relevant Indenture and the applicable definitive purchase, underwriting or similar agreement, the Debt Securities will be valid and binding obligations of the Issuers, entitled to the benefits of the relevant Indenture, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

     This letter speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations. We undertake no responsibility to update or supplement this letter after the date hereof.
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     We are members of the Bar of the State of New York and opinions expressed herein apply only to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America and relates only to the matters expressly addressed above. We express no opinion with respect to any other matters.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Willkie Farr & Gallagher